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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

December 22, 2009 (December 18, 2009)

(Date of earliest event reported)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, Geokinetics Holdings USA, Inc. (f/k/a Geokinetics Holdings, Inc.) (“Geokinetics Holdings”), a wholly owned subsidiary of Geokinetics Inc. (“Geokinetics” and, collectively with Geokinetics Holdings, “we” or “our”) entered into a Debt Purchase Agreement (the “Agreement”) with RBC Capital Markets Corporation and Banc of America Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), relating to the offer and sale by Geokinetics Holdings of $300 million aggregate principal amount of its 9.75% senior secured notes due 2014 (the “Notes”).  We expect to receive net proceeds from the offering of approximately $286.2 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Notes will be offered and sold to the Initial Purchasers and resold only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions in reliance on Regulation S under the Securities Act. The issuance of the Notes is expected to occur on or about December 23, 2009. The Notes will be issued pursuant to an indenture among Geokinetics Holdings, Geokinetics and U.S. Bank National Association, as trustee. Holders of the Notes will be entitled to the benefits of a registration rights agreement to be executed among Geokinetics Holdings, Geokinetics and the Initial Purchasers, and upon the execution of a joinder agreement, by certain of Geokinetics’ present and future subsidiaries (the “Subsidiaries,” and collectively with Geokinetics, the “Guarantors”).

The Notes will be a senior secured obligation of Geokinetics Holdings. The Notes will be unconditionally guaranteed as to principal, premium, if any, and interest by the Guarantors.  Interest on the Notes will accrue from December 23, 2009, with interest being paid twice a year, on each December 15 and June 15, beginning June 15, 2010. Geokinetics Holdings is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest, if our acquisition of the on-shore seismic and multi-client seismic library business of Petroleum Geo-Services ASA (the “Acquisition”) has not been completed on or prior to March 15, 2010 or in the case of certain events related to the Acquisition, as described in the Preliminary Offering Memorandum.

We plan to use a portion of the proceeds from the offering and sale of the Notes to finance the cash portion of the Acquisition and to repay current outstanding indebtedness. Pending the closing of the Acquisition, the proceeds of the offering will be placed in escrow.

The Agreement provides that the obligations of the Initial Purchasers are subject to certain customary conditions to closing, and the Initial Purchasers are committed to purchase all of the Notes if any of them are purchased. The Initial Purchasers will not be required to purchase the Notes in the event of certain customary material adverse changes affecting our business or market conditions. We and upon the execution of a joinder agreement, the Subsidiaries, have agreed to indemnify the Initial Purchasers against certain potential liabilities in connection with the offering.

The summary of the foregoing transaction is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 5 — Corporate Governance and Management

Item 5.03               Amendment to Articles of Incorporation or Bylaws.

In connection with the consummation of Geokinetics’ public offering of 4,000,000 shares of common stock, Geokinetics amended its Certificate of Incorporation (i) to reflect changes required by the establishment of a series of senior preferred stock, $10.00 par value, with the rights, preferences and privileges stated within the Certificate of Designation of Series C Senior Preferred Stock attached as Exhibit 4.1 hereto and incorporated herein by reference, and (ii) to reflect changes required by the amendment of the rights, preferences and privileges of the Series B Senior Convertible Preferred Stock, as stated within the Third Amended Certificate of Designation of Series B Senior Convertible Preferred Stock attached as Exhibit 4.2 hereto and incorporated herein by reference.

SECTION 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 18, 2009, Geokinetics issued a press release announcing the pricing of the offering of the Notes.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 21, 2009, Geokinetics issued a press release announcing that Richard F. Miles, President and Chief Executive Officer, and Scott A. McCurdy, Vice President and Chief Financial Officer, are scheduled to present at the Pritchard Capital Seventh Annual Energize Conference in San Francisco, California on Wednesday, January 6, 2010 at 10:10 a.m. Pacific Time (1:10 p.m. Eastern Time).  A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SECTION 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Certificate of Designation of Series C Senior Preferred Stock.

4.2	Third Amended Certificate of Designation of Series B Senior Convertible Preferred Stock.

10.1	Debt Purchase Agreement dated December 18, 2009.

99.1	Press Release dated December 18, 2009.

99.2	Press Release dated December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

December 22, 2009	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

4.1	Certificate of Designation of Series C Senior Preferred Stock.

4.2	Third Amended Certificate of Designation of Series B Senior Convertible Preferred Stock.

10.1	Debt Purchase Agreement dated December 18, 2009.

99.1	Press Release dated December 18, 2009.

99.2	Press Release dated December 21, 2009.